UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report

(Date of Earliest Event Reported)

March 20, 2014

Merchants Bancshares, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-11595	03-0287342
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

275 Kennedy Drive South Burlington, Vermont	(802) 658-3400	05403
(Address of principal executive offices)	(Registrant’s telephone number, including area code)	(Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officer

At a regularly scheduled meeting of the Board of Directors (the “Board”) of Merchants Bancshares, Inc. (the “Company”) held on March 20, 2014, Robert A. Skiff and John A. Kane each announced that he would not stand for re-election at the 2014 annual meeting of shareholders (the “2014 Annual Meeting”). As a result, the Board determined to move one director from the class with a term expiring at the 2015 annual meeting of shareholders (“Class I”) to the class with a term expiring at the 2014 Annual Meeting ( “Class III”), in order to achieve a more equal balance of membership among the three classes of directors. Accordingly, on March 20, 2014, Michael R. Tuttle, who was a Class I director, agreed to resign as director. Mr. Tuttle was immediately appointed to the Board as a Class III director. Mr. Tuttle continues to serve as a member of the Company’s Shareholder Value Committee. The resignation and reappointment of Mr. Tuttle was effected solely to rebalance the Board classes, and for all other purposes, including vesting and other compensation matters, Mr. Tuttle’s service on the Board is deemed to have continued uninterrupted.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

By:	/s/ Janet P. Spitler
Name:	Janet P. Spitler
Title:	Chief Financial Officer and Treasurer Principal Accounting Officer

Date: March 20, 2014